UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2025 (October 31, 2025)

Qnity Electronics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42619	33-3002745
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

974 Centre Road, Building 735 Wilmington, Delaware	19805
(Address of principal executive offices)	(Zip Code)

1 (302) 294-4651

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	Q	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Effective as of 12:03 a.m. on November 1, 2025 (the “Effective Time”), DuPont de Nemours, Inc., a Delaware corporation (“DuPont”), completed the previously announced separation of its Electronics business, Qnity Electronics, Inc., a Delaware corporation and wholly owned subsidiary of DuPont (the “Company” or “Qnity”), into a separate and independent public company (the “Separation”) through a pro rata dividend in-kind of all of the then-issued and outstanding shares of Qnity’s common stock, par value $0.01 per share (the “Qnity Common Stock”), to holders of DuPont’s common stock, par value $0.01 per share (the “DuPont Common Stock”), as of the close of business on October 22, 2025 (the “Distribution”).

As a result of the Distribution, as of the Effective Time, the Company became an independent, publicly traded company, and the Qnity Common Stock will commence “regular way” trading on the New York Stock Exchange under the symbol “Q” at the start of trading on November 3, 2025.

In connection with the Separation, effective as of November 1, 2025, Qnity and/or certain of its affiliates entered into certain agreements with DuPont and/or certain of its affiliates, including each of the following:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Intellectual Property Cross-License Agreement;

•	Transition Services Agreement; and

•	Legacy Liabilities Assignment Agreement.

A summary of each of the foregoing agreements can be found in the section entitled “Our Relationship with DuPont Following the Distribution” in the Company’s information statement (the “Information Statement”) filed as Exhibit 99.1 to the Current Report on Form 8-K that was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on October 15, 2025, which summaries are incorporated by reference into this Item 1.01 as if restated in their entirety herein. The descriptions of the foregoing agreements contained in the Information Statement do not purport to be complete, and the descriptions set forth therein are qualified in their entirety by reference to the complete terms of those agreements, which are filed as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, hereto.

Separation and Distribution Agreement

The Company entered into a Separation and Distribution Agreement with DuPont, effective as of November 1, 2025 (the “Separation Agreement”), that sets forth, among other things, the agreements between the Company and DuPont regarding the principal transactions necessary to effect the Distribution. It also sets forth other agreements that govern certain aspects of the Company’s and DuPont’s ongoing relationship after the completion of the Distribution. The description of the Separation Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Separation Agreement attached hereto as Exhibit 2.1, which is incorporated by reference herein.

Tax Matters Agreement

The Company entered into a Tax Matters Agreement with DuPont, effective as of November 1, 2025 (the “Tax Matters Agreement”). The Tax Matters Agreement governs the Company’s and DuPont’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and other matters regarding taxes. The description of the Tax Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Tax Matters Agreement attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Employee Matters Agreement

The Company entered into an Employee Matters Agreement with DuPont, effective as of November 1, 2025 (the “Employee Matters Agreement”). The Employee Matters Agreement identifies employees and employee-related liabilities (and attributable assets) contractually allocated (either retained, transferred and accepted, or assigned and assumed, as applicable) to the Company and DuPont as part of the Distribution and describes when and how the relevant transfers and assignments occur or will occur. The description of the Employee Matters Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Employee Matters Agreement attached hereto as Exhibit 10.2, which is incorporated by reference herein.

Transition Services Agreements

The Company entered into Transition Services Agreements with DuPont, effective as of November 1, 2025 (the “Transition Services Agreements”). Pursuant to the Transition Services Agreements, DuPont will provide certain transitional services to the Company and the Company will provide certain transitional services to DuPont. The description of the Transition Services Agreements set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Transition Services Agreement under which DuPont will provide transitional services to the Company and attached hereto as Exhibit 10.3, which is incorporated by reference herein. The terms and conditions of the Transition Services Agreement under which the Company will provide transitional services to DuPont are on substantially similar terms as those set forth in Exhibit 10.3.

Intellectual Property Cross-License Agreement

The Company entered into an Intellectual Property Cross-License Agreement with DuPont, effective as of November 1, 2025 (the “IP Cross-License Agreement”). The IP Cross-License Agreement sets forth the terms and conditions pursuant to which the Company and DuPont may use, following the Distribution, certain patents, know-how (including trade secrets), copyrights and software contractually allocated to the other party under the Separation Agreement in the conduct of their respective businesses and natural evolutions thereof. DuPont also licenses to the Company certain engineering, safety, health and environmental standards that are contractually allocated to DuPont under the Separation Agreement and used by the Company’s businesses as of the Distribution. The description of the IP Cross-License Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the IP Cross-License Agreement attached hereto as Exhibit 10.4, which is incorporated by reference herein.

Legacy Liabilities Assignment Agreement

The Company entered into an assignment agreement with DuPont, effective as of November 1, 2025 (the “Legacy Liabilities Assignment Agreement”). Pursuant to the Legacy Liabilities Assignment Agreement, (i)(A) the Applicable ElectronicsCo Percentage (as defined in the Separation Agreement) of any Legacy Liabilities (as defined in that certain Letter Agreement, dated as of June 1, 2019, by and between DuPont (f/k/a DowDuPont Inc.) and Corteva, Inc. (the “Corteva Letter Agreement”)) and (B) the Applicable ElectronicsCo Percentage of any funding obligations of DuPont under that certain Memorandum of Understanding, dated as of January 22, 2021, by and among DuPont, Corteva, Inc., E. I. du Pont de Nemours and Company and The Chemours Company, including with respect to the funding of the escrow account thereunder, will be contractually allocated to the Company (and for which the Company will indemnify DuPont), and (ii) the Company will be bound by, and subject to, on a partially assigned basis, certain terms and conditions of the Corteva Letter Agreement, including the same limitations on the Company’s ability to transfer to third parties or separate the Company’s businesses and assets without assigning certain Legacy Liabilities contractually allocated to the Company in connection with the Separation to such separated businesses and assets or transferees or meeting certain other alternative conditions, except that the value of the Minimum EBITDA (as defined in the Corteva Letter Agreement) will be an amount equal to (i) $2,500,000,000, multiplied by (ii) the Applicable ElectronicsCo Percentage. The description of the Legacy Liabilities Assignment Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Legacy Liabilities Assignment Agreement attached hereto as Exhibit 10.5, which is incorporated by reference herein. The Company will publicly disclose the numeric percentage of the Applicable ElectronicsCo Percentage and the resulting Minimum EBITDA in respect of Qnity once determined after the Distribution. The Legacy Liabilities Assignment Agreement does not modify, alter, amend or otherwise change any of the indemnification-related rights or obligations of the parties to the Corteva Letter Agreement.

Credit Agreement

In connection with the Separation, the Company entered into a credit agreement (the “Credit Agreement”) on October 31, 2025, and certain other related documents (together with the Credit Agreement, the “Financing Transaction Documents”) pursuant to which the Company entered into, implemented and documented the Senior Secured Credit Facilities (as defined in the Information Statement). The Financing Transaction Documents incorporate terms and provisions that are usual and customary for facilities and transactions of this type and otherwise reasonably satisfactory to the administrative agent, the lenders party thereto and the Company.

The borrowings under the Senior Secured Credit Facilities bear interest at a rate per annum equal to either of the following, plus, in each case, an applicable margin: (a) the base rate or (b) term SOFR (in each case, as defined in a customary manner for facilities of this type). The applicable margin for borrowings under the Senior Secured Revolving Facility (as defined in the Information Statement) ranges from 0.25% to 1.25% with respect to base rate borrowings and 1.25% to 2.25% with respect to term SOFR borrowings, in each case, based on the Company’s consolidated first lien net leverage ratio. The applicable margin for borrowings under the Senior Secured Term Loan Facility (as defined in the Information Statement) is 1.00% with respect to base rate borrowings and 2.00% with respect to term SOFR borrowings.

The Credit Agreement allows the Company to voluntarily prepay outstanding loans under the Senior Secured Credit Facilities at any time without premium or penalty other than customary “breakage” costs; provided that, solely with respect to the Senior Secured Term Loan Facility, the Credit Agreement requires payment of a 1.00% prepayment premium on certain repricing transactions occurring within six (6) months after the Senior Secured Term Loan Facility is funded.

The Company is obligated to make scheduled amortization payments under the Senior Secured Term Loan Facility in equal quarterly installments in an annual amount equal to 1.00% of the original principal amount of the term loans payable on the last day of each calendar quarter, with the unpaid balance being due and payable at maturity. The Senior Secured Revolving Facility does not have any scheduled amortization.

All obligations under the Credit Agreement are unconditionally guaranteed by certain of the Company’s direct and indirect wholly owned subsidiaries organized under the laws of the United States of America (or any state thereof) and Japan, subject to customary exceptions, materiality thresholds and exclusions (collectively, the “Subsidiary Guarantors”). All obligations under the Credit Agreement, and the guarantees of those obligations, are secured by (x) substantially all of the Company’s assets and the assets of its Subsidiary Guarantors (including equity interests in such Subsidiary Guarantors) and (y) pledges over 100% of the equity interests of certain subsidiaries organized in the country of South Korea, in each case, subject to customary exceptions, exclusions and materiality thresholds as well as certain agreed security principles and local law restrictions with respect to assets and Subsidiary Guarantors located outside of the U.S.

With respect to the Senior Secured Revolving Facility, the Credit Agreement requires that the Company maintains, on a quarterly basis, a consolidated first lien net leverage ratio not to exceed 4.50:1.00, tested at the end of each fiscal quarter, subject to an increase of 0.50:1.00 in connection with the consummation of certain material acquisitions (as defined in a customary manner) and applicable to the fiscal quarter in which such acquisition is consummated and the four consecutive full fiscal quarters thereafter.

The Credit Agreement also contains representations and warranties, affirmative covenants and events of default, in each case, usual and customary for facilities and transactions of this type.

The description of the Credit Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement attached hereto as Exhibit 10.6, which is incorporated by reference herein.

Qnity Notes Offering

On August 15, 2025, Qnity completed the issuance and sale of $1,000,000,000 aggregate principal amount of 5.750% senior secured notes due 2032 (the “Secured Notes”) and $750,000,000 aggregate principal amount of 6.250% senior unsecured notes due 2033 (the “Unsecured Notes”, and together with the Secured Notes, the “Notes”). The offering and sale of the Notes (the “Notes Offering”) was made through a private transaction in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended. The gross proceeds of the Notes Offering was funded into escrow accounts. In connection with the Separation and the Distribution, the net proceeds of the Notes Offering and any remaining funds held in such escrow accounts were released from escrow on October 31, 2025 and, together with borrowings under the Senior Secured Credit Facilities and Qnity’s cash on hand, were used to partially fund the payment of a cash distribution to DuPont of approximately $4.122 billion, inclusive of $22 million of costs related to the Notes issuance on August 15, 2025, plus the pre-funded interest on the Notes through March 31, 2026 of $66 million (and any investment returns on any amounts held in escrow in respect of the Notes issuance).

Senior Secured Notes

The Secured Notes were issued pursuant to an indenture, dated as of August 15, 2025 (the “Secured Notes Base Indenture”), by and between Qnity and U.S. Bank Trust Company, National Association, as trustee (the “Secured Notes Trustee”) and notes collateral agent. The Secured Notes mature on August 15, 2032 and bear interest at a rate of 5.750% per year. Interest on the Secured Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2026.

In connection with the consummation of the Separation and the Distribution and the release of the net proceeds of the Notes Offering from the escrow accounts, (i) Qnity, the Secured Notes Trustee and each of Qnity’s Subsidiary Guarantor organized in the U.S. (the “U.S. Guarantors”), entered into the first supplemental indenture to the Secured Notes Base Indenture, dated as of November 1, 2025 (the “Secured Notes First Supplemental Indenture”), pursuant to which the U.S. Guarantors became party to the Secured Notes Indenture (as defined below) as guarantors and jointly and severally and unconditionally guaranteed all of Qnity’s obligations under the Secured Notes and the Secured Notes Indenture on a senior secured basis on the terms and conditions set forth in the Secured Notes Indenture; (ii) Qnity, the Secured Notes Trustee and each of Qnity’s Subsidiary Guarantors organized in Japan (the “Foreign Guarantors”), entered into the second supplemental indenture to the Secured Notes Base Indenture, dated as of November 2, 2025 (the “Secured Notes Second Supplemental Indenture”, and collectively with the Secured Notes Base Indenture and the Secured Notes First Supplemental Indenture, the “Secured Notes Indenture”), pursuant to which the Foreign Guarantors became party to the Secured Notes Indenture as guarantors and jointly and severally and unconditionally guaranteed all of Qnity’s obligations under the Secured Notes and the Secured Notes Indenture on a senior secured basis on the terms and conditions set forth in the Secured Notes Indenture.

The Secured Notes and related guarantees are secured, subject to permitted liens and certain other exceptions, by first priority liens on substantially the same collateral that secures Qnity’s obligations under its Senior Secured Credit Facilities. The Secured Notes and related guarantees are secured on a pari passu basis with the Senior Secured Credit Facilities.

At any time prior to August 15, 2028, Qnity may redeem some or all of the Secured Notes at a price equal to 100% of the principal amount thereof to be redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, Qnity may redeem some or all of the Secured Notes at any time on or after August 15, 2028 at specified prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Qnity may also redeem up to 40% of the aggregate principal amount of the Secured Notes at any time on or prior to August 15, 2028 using the net proceeds from certain equity offerings at 105.750%, plus accrued and unpaid interest, if any, to, but not including, the redemption date. If Qnity experiences certain kinds of changes in control, Qnity must offer to repurchase the Secured Notes at a price equal to 101% of the principal amount of the Secured Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Secured Notes Indenture includes certain covenants relating to debt incurrence, liens, restricted payments, asset sales, transactions with affiliates, changes in control, and mergers or sales of all or substantially all of Qnity’s assets. The Secured Notes Indenture provides for customary events of default (subject, in certain cases, to customary grace periods), which include nonpayment on the Secured Notes, breach of covenants in the Secured Notes Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Secured Notes Trustee or holders of at least 30% of the aggregate principal amount of all then outstanding Secured Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Secured Notes to be due and payable immediately.

Senior Unsecured Notes

The Unsecured Notes were issued pursuant to an indenture, dated as of August 15, 2025 (the “Unsecured Notes Base Indenture”), by and between Qnity and U.S. Bank Trust Company, National Association, as trustee (the “Unsecured Notes Trustee”). The Unsecured Notes mature on August 15, 2033 and bear interest at a rate of 6.250% per year. Interest on the Unsecured Notes is payable on February 15 and August 15 of each year, beginning on February 15, 2026.

In connection with the consummation of the Separation and the Distribution and the release of the net proceeds of the Notes Offering from the escrow accounts, (i) each of Qnity, the Unsecured Notes Trustee and the U.S. Guarantors entered into the first supplemental indenture to the Unsecured Notes Base Indenture, dated as of November 1, 2025 (the “Unsecured Notes First Supplemental Indenture”), pursuant to which the U.S. Guarantors became party to the Unsecured Notes Indenture (as defined below) as guarantors and jointly and severally and unconditionally guaranteed all of Qnity’s obligations under the Unsecured Notes and the Unsecured Notes Indenture on a senior unsecured basis on the terms and conditions set forth in the Unsecured Notes Indenture; (ii) Qnity, the Unsecured Noted Trustee and each of the Foreign Guarantors entered into the second supplemental indenture to the Unsecured Notes Base Indenture, dated as of November 2, 2025 (the “Unsecured Notes Second Supplemental Indenture”, and collectively with the Unsecured Notes Base Indenture and the Unsecured Notes First Supplemental Indenture, the “Unsecured Notes Indenture”), pursuant to which the Foreign Guarantors became party to the Unsecured Notes Indenture as guarantors and jointly and severally and unconditionally guaranteed all of Qnity’s obligations under the Unsecured Notes and the Unsecured Notes Indenture on a senior unsecured basis on the terms and conditions set forth in the Unsecured Notes Indenture.

At any time prior to August 15, 2028, Qnity may redeem some or all of the Unsecured Notes at a price equal to 100% of the principal amount thereof to be redeemed, plus a “make-whole” premium, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, Qnity may redeem some or all of the Unsecured Notes at any time on or after August 15, 2028 at specified prices, plus accrued and unpaid interest, if any, to, but not including, the redemption date. Qnity may also redeem up to 40% of the aggregate principal amount of the Unsecured Notes at any time on or prior to August 15, 2028 using the net proceeds from certain equity offerings at 106.250%, plus accrued and unpaid interest, if any, to, but not including, the redemption date. If Qnity experiences certain kinds of changes in control, Qnity must offer to repurchase the Unsecured Notes at a price equal to 101% of the principal amount of the Unsecured Notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date.

The Unsecured Notes Indenture includes certain covenants relating to debt incurrence, liens, restricted payments, asset sales, transactions with affiliates, changes in control, and mergers or sales of all or substantially all of Qnity’s assets. The Unsecured Notes Indenture provides for customary events of default (subject, in certain cases, to customary grace periods), which include nonpayment on the Unsecured Notes, breach of covenants in the Unsecured Notes Indenture, payment defaults or acceleration of other indebtedness over a specified threshold, failure to pay certain judgments over a specified threshold and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Unsecured Notes Trustee or holders of at least 30% of the aggregate principal amount of all then outstanding Unsecured Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Unsecured Notes to be due and payable immediately.

The foregoing description of the Notes does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Secured Notes Base Indenture (including the form of Note contained therein), the Secured Notes First Supplemental Indenture, the Secured Notes Second Supplemental Indenture, the Unsecured Notes Base Indenture (including the form of Note contained therein), the Unsecured Notes First Supplemental Indenture and the Unsecured Notes Second Supplemental Indenture, which are filed as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3, Exhibit 4.4, Exhibit 4.5 and Exhibit 4.6, respectively, hereto and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 under the headings “Credit Agreement” and “Qnity Notes Offering” is incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth below under Item 5.03 is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

Immediately prior to the Separation, the Company was a wholly owned subsidiary of DuPont. As of the Effective Time, the Company became an independent, publicly traded company, and DuPont has no ownership interest in the Company. The description of the Separation included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 in its entirety.

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment and Resignation of Directors

On November 1, 2025, the size of the board of directors of the Company (the “Board”) was expanded to ten (10) members. Effective as of October 27, 2025, Steven M. Sterin was appointed to the Board. Effective as of November 1, 2025, each of Mark A. Blinn, Shumeet Banerji, Terrence R. Curtin, Karin De Bondt, Byron Green, Kristina M. Johnson, Anne Noonan and Yi Hyon Paik was appointed to the Board to fill the vacancies created by previous resignations and the expansion of the size of the Board. Following the Distribution, Jon D. Kemp, who was elected to the Board prior to the Distribution, and Steven M. Sterin will continue to serve as directors of the Company. Effective as of November 1, 2025, Mark A. Blinn was appointed to serve as non-executive Chairperson of the Board.

Biographical information for each member of the Board can be found in the Information Statement under the section entitled “Management—Board of Directors Following the Spin-Off”, which section is incorporated by reference into this Item 5.02.

Effective as of November 1, 2025, the Committees of the Board were comprised of the following members:

Committee	Members
Audit Committee	Steven M. Sterin (Chairperson) Terrence R. Curtin Karin De Bondt

People and Compensation Committee	Anne Noonan (Chairperson) Byron Green Kristina M. Johnson

Nomination and Governance Committee	Mark A. Blinn (Chairperson) Shumeet Banerji Yi Hyon Paik

Each of the non-employee directors of the Company, including the non-executive Chairperson, will receive compensation for his or her service as a director or committee member, including any additional compensation for services as chairperson of the Board or any committee, which will be determined by the Board following the Separation and the Distribution.

There are no arrangements or understandings between any of the individuals listed above and any other person pursuant to which such individuals were selected as directors. There are no transactions involving any of the individuals listed above that would be required to be reported under Item 404(a) of Regulation S-K.

Appointment of Officer

In connection with the Separation, Michael Goss was appointed as the Company’s Vice President, Controller and principal accounting officer, effective as of the Effective Time. Mr. Goss, age 50, served as Vice President, Controller and principal accounting officer of DuPont from December 2018 until the Effective Time, and held other positions within the accounting department of DuPont and its former affiliates since 2012. Prior to such time, Mr. Goss spent fourteen (14) years in public accounting at Ernst & Young.

Mr. Goss has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. Mr. Goss is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Goss and any other person or the Company pursuant to which Mr. Goss was appointed to serve in his role.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective as of 11:59 p.m. on October 31, 2025, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which designated Series A Preferred Stock, par value $1,500,000 per share (the “Series A Preferred Stock”), of the Company and established the voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof, of such Series A Preferred Stock as set forth in the Certificate of Designation. One (1) share of Series A Preferred Stock was authorized, issued and outstanding as of the Effective Time, and such share is held by the Trust (as defined by the Information Statement). A description of the material provisions of the Certificate of Designation can be found in the Information Statement under the section entitled “Description of Our Capital Stock”, which description is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Certificate of Designation, which is attached hereto as Exhibit 3.1 and incorporated by reference herein.

Effective as of 12:00 a.m. on November 1, 2025, the certificate of incorporation of the Company was further amended and restated in its entirety (the “Second Amended and Restated Certificate of Incorporation”) and the bylaws of the Company were amended and restated in their entirety (the “Amended and Restated Bylaws”). A description of the material provisions of the Second Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws can be found in the Information Statement under the section entitled “Description of Our Capital Stock”, which description is incorporated by reference into this Item 5.03. The description set forth under this Item 5.03 is qualified in its entirety by reference to the full text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, which are attached hereto as Exhibits 3.2 and 3.3, respectively, and incorporated by reference herein.

Item 5.05 Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective as of the Effective Time, in connection with the Separation, the Board adopted a Code of Conduct for all officers and employees of the Company and a Code of Financial Ethics applicable to Qnity’s principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. A description of the Code of Conduct and the Code of Financial Ethics can be found in the Information Statement under the section entitled “Codes of Conduct and Financial Ethics”, which description is incorporated by reference into this Item 5.03. A copy of each code is available on the Corporate Governance section of the Company’s website at ir.qnityelectronics.com/corporate-governance/governance-documents. The information on Qnity’s website does not constitute part of this current report and is not incorporated by reference.

Item 8.01 Other Events.

Press Release

On November 3, 2025, Qnity issued a press release announcing the completion of the Separation and the Distribution and the start of the Company’s operations as an independent company. A copy of the press release is attached hereto as Exhibit 99.1.

Corporate Policies

In connection with the Separation, effective as of the Effective Time, the Board adopted Corporate Governance Guidelines and a Code of Conduct applicable to the Board. Copies of these policies are available on the Corporate Governance section of the Company’s website at ir.qnityelectronics.com/corporate-governance/governance-documents. The information on Qnity’s website does not constitute part of this current report and is not incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

2.1*	Separation and Distribution Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

3.1	Certificate of Designation of Qnity Electronics, Inc. (included in Exhibit 3.2)

3.2	Amended and Restated Certificate of Incorporation of Qnity Electronics, Inc.

3.3	Amended and Restated Bylaws of Qnity Electronics, Inc.

4.1	Indenture, dated as of August 15, 2025, by and between Qnity Electronics, Inc. and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent (incorporated by reference to Exhibit 10.7 to Amendment No. 4 to Qnity Electronics, Inc.’s registration statement on Form 10, filed with the U.S. Securities and Exchange Commission on September 29, 2025).

4.2	First Supplemental Indenture, dated as of November 1, 2025, by and among Qnity Electronics, Inc., the U.S. Guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

4.3	Second Supplemental Indenture, dated as of November 2, 2025, by and among Qnity Electronics, Inc., the Foreign Guarantors and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.

4.4	Indenture, dated as of August 15, 2025, by and between Qnity Electronics, Inc. and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 10.8 to Amendment No. 4 to Qnity Electronics, Inc.’s registration statement on Form 10, filed with the U.S. Securities and Exchange Commission on September 29, 2025).

4.5	First Supplemental Indenture, dated as of November 1, 2025, by and among Qnity Electronics, Inc., the U.S. Guarantors and U.S. Bank Trust Company, National Association, as trustee.

4.6	Second Supplemental Indenture, dated as of November 2, 2025, by and among Qnity Electronics, Inc., the Foreign Guarantors and U.S. Bank Trust Company, National Association, as trustee.

10.1*	Tax Matters Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

10.2*	Employee Matters Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

10.3*	Transition Services Agreement, effective as of November 1, 2025, by and between DuPont Specialty Products USA, LLC and EKC Advanced Electronics USA, LLC.

10.4*	Intellectual Property Cross-License Agreement, effective as of November 1, 2025, by and among DuPont de Nemours, Inc., Qnity Electronics, Inc. and certain of their respective affiliates.

10.5*	Legacy Liabilities Assignment Agreement, effective as of November 1, 2025, by and between DuPont de Nemours, Inc. and Qnity Electronics, Inc.

10.6*	Credit Agreement, effective as of October 31, 2025, by and among Qnity Electronics, Inc., JPMorgan Chase Bank, N.A. and the other parties thereto.

99.1	Press Release of Qnity Electronics, Inc., dated November 3, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplemental copies of any of the omitted schedules or attachments upon request by the SEC.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this Current Report on Form 8-K may be considered forward-looking statements, within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect”, “anticipate”, “intend”, “plan”, “believe”, “seek”, “see”, “will”, “would”, “target”, “outlook”, “stabilization”, “confident”, “preliminary”, “initial”, “continue”, “may”, “could”, “project”, “estimate”, “forecast” and similar expressions and variations or negatives of these words, among others, as well as other words or expressions referencing future events, conditions or circumstances. All statements, other than statements of historical fact, are forward-looking statements, including statements that describe or relate to Qnity’s plans, goals, intentions, strategies, financial estimates, Qnity’s expectations regarding the spin-off, and statements that do not relate to historical or current fact. Forward-looking statements are based on our current beliefs, expectations and assumptions, which may not prove to be accurate, and involve a number of known and unknown risks and uncertainties, many of which are out of Qnity’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

Forward-looking statements are not guarantees of future performance. Some of the important factors that could cause Qnity’s actual outcomes and results to differ materially from those projected in any such forward-looking statements include, but are not limited to: the ability to realize the intended benefits of the Separation and the Distribution, including achievement of the intended tax treatment; contractual allocation to, and assumption by, DuPont of certain liabilities; the possibility of disputes, litigation or unanticipated costs in connection with the Separation and the Distribution; and Qnity’s success in achieving its intended post-Separation capital structure; the failure to realize expected benefits and effectively manage and achieve anticipated synergies and operational efficiencies in connection with the Separation and completed and future, if any, divestitures, mergers, acquisitions, and other portfolio management, productivity and infrastructure actions; and the other risk factors discussed in the Information Statement.

Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Additional information concerning these and other factors can be found in Qnity’s filings with the SEC, including the Information Statement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business or supply chain disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Qnity’s financial condition, results of operations, credit rating or liquidity. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Qnity does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QNITY ELECTRONICS, INC.

By:	/s/ Peter W. Hennessey
Name:	Peter W. Hennessey
Title:	General Counsel

Date: November 3, 2025